                                                                     EXHIBIT 4.1

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                                AGCO CORPORATION
                                   as Issuer,

                                       and

                                 SUNTRUST BANK,
                                   as Trustee

               ---------------------------------------------------

                                    INDENTURE

                                   Dated as of

                                 April 23, 2004

               ---------------------------------------------------

                    6-7/8% SENIOR SUBORDINATED NOTES DUE 2014

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

                             CROSS-REFERENCE TABLE

TIA Sections                                                           Indenture Sections
------------                                                           ------------------
Section 310(a)(1)...............................................               7.09
         (a)(2).................................................               7.09
         (a)(3).................................................               N.A.
         (a)(4).................................................               N.A.
         (a)(5).................................................               7.09
         (b)....................................................               7.08, 7.10
         (c)....................................................               N.A.
Section 311(a)..................................................               7.13
         (b)....................................................               7.13
         (c)....................................................               N.A.
Section 312(a)..................................................               5.01, 5.02(a)
         (b)....................................................               5.02(b)
         (c)....................................................               5.02(c)
Section 313(a)..................................................               5.03(a)
         (b)(1).................................................               5.03(a)
         (b)(2).................................................               5.03(a)
         (c)....................................................               5.03(a)
         (d)....................................................               5.03(c)
Section 314(a)..................................................               5.04
         (b)....................................................               5.04
         (c)(1).................................................               15.05
         (c)(2).................................................               15.05
         (c)(3).................................................               N.A.
         (d)....................................................               N.A.
         (e)....................................................               15.05
Section 315(a)..................................................               7.01
         (b)....................................................               5.03, 7.02
         (c)....................................................               7.01
         (d)....................................................               7.01
         (e)....................................................               6.08
Section 316(a)(last sentence)...................................               6.07
         (a)(1)(A)..............................................               6.07
         (a)(1)(B)..............................................               6.07
         (a)(2).................................................               N.A.
         (b)....................................................               6.04
         (c)....................................................               8.01
Section 317(a)(1)...............................................               6.02
         (a)(2).................................................               6.02
         (b)....................................................               4.16

Section 318(a)..................................................       15.07

N.A. means not applicable.

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                                       ARTICLE I
                                                      Definitions

Section 1.01. Definitions........................................................................................     1

                                                      ARTICLE II
                           Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation, Amount and Issue of Notes.............................................................    27
Section 2.02. Form of Notes......................................................................................    27
Section 2.03. Date and Denomination of Notes; Payments of Interest...............................................    28
Section 2.04. Execution and Authentication of Notes..............................................................    29
Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer...........................    30
Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.........................................................    32
Section 2.07. Temporary Notes....................................................................................    33
Section 2.08. Cancellation of Notes..............................................................................    34
Section 2.09. CUSIP Numbers......................................................................................    34

                                                      ARTICLE III
                                                  Redemption of Notes

Section 3.01. Redemption of Notes at the Option of the Company...................................................    34
Section 3.02. Redemption by the Company for Tax Purposes.........................................................    35
Section 3.03. Notice of Optional Redemption; Selection of Notes..................................................    36
Section 3.04. Payment of Notes Called for Redemption by the Company..............................................    37

                                                      ARTICLE IV
                                          Particular Covenants of the Company

Section 4.01. Payment of Principal, Premium and Interest.........................................................    38
Section 4.02. Obligation to Pay Additional Amounts...............................................................    38
Section 4.03. Limitation on Indebtedness.........................................................................    41
Section 4.04. Limitation on Senior Subordinated Indebtedness.....................................................    44
Section 4.05. Limitation on Restricted Payments..................................................................    44
Section 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries............    47
Section 4.07. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries....................    49
Section 4.08. Limitation on Issuances of Guarantees by Restricted Subsidiaries...................................    50
Section 4.09. Limitation on Transactions with Stockholders and Affiliates........................................    51
Section 4.10. Limitation on Liens................................................................................    52
Section 4.11. Limitation on Asset Sales..........................................................................    52
Section 4.12. Limitation on Sale/Leaseback Transactions..........................................................    53
Section 4.13. Repurchase Upon Change of Control..................................................................    54

Section 4.14. Maintenance of Office or Agency....................................................................    54
Section 4.15. Appointments to Fill Vacancies in Trustee's Office.................................................    54
Section 4.16. Provisions as to Paying Agent......................................................................    55
Section 4.17. Existence..........................................................................................    56
Section 4.18. Maintenance of Properties..........................................................................    56
Section 4.19. Payment of Taxes and Other Claims..................................................................    56
Section 4.20. Stay, Extension and Usury Laws.....................................................................    56
Section 4.21. Compliance Certificate; Notice of Default..........................................................    57
Section 4.22. Limitation on Applicability of Certain Covenants...................................................    57

                                                       ARTICLE V
                             Noteholders' Lists and Reports by the Company and the Trustee

Section 5.01. Company to Furnish Trustee Names and Addresses of Noteholders......................................    57
Section 5.02. Preservation and Disclosure of Lists...............................................................    57
Section 5.03. Reports by Trustee.................................................................................    58
Section 5.04. Reports by Company.................................................................................    58

                                                      ARTICLE VI
                                            Events of Default and Remedies

Section 6.01. Events of Default; Acceleration....................................................................    58
Section 6.02. Payments of Notes on Default; Suit Therefor........................................................    61
Section 6.03. Application of Monies Collected by Trustee.........................................................    62
Section 6.04. Proceedings by Noteholder..........................................................................    63
Section 6.05. Proceedings by Trustee.............................................................................    64
Section 6.06. Remedies Cumulative and Continuing.................................................................    64
Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.........................    64
Section 6.08. Undertaking to Pay Costs...........................................................................    65

                                                      ARTICLE VII
                                                      The Trustee

Section 7.01. Certain Duties and Responsibilities................................................................    65
Section 7.02. Notice of Defaults.................................................................................    66
Section 7.03. Certain Rights of the Trustee......................................................................    66
Section 7.04. Not Responsible for Statements or Issuance of Notes................................................    67
Section 7.05. May Hold Notes.....................................................................................    67
Section 7.06. Monies to be Held in Trust.........................................................................    68
Section 7.07. Compensation and Reimbursement.....................................................................    68
Section 7.08. Disqualification; Conflicting Interests............................................................    68
Section 7.09. Corporate Trustee Required; Eligibility............................................................    69
Section 7.10. Resignation and Removal of Trustee; Appointment of Successor.......................................    69
Section 7.11. Acceptance of Appointment of Successor.............................................................    70
Section 7.12. Merger, Conversion, Consolidation or Succession to Business........................................    71
Section 7.13. Preferential Collection of Claims Against Company..................................................    71

                                                     ARTICLE VIII
                                                    The Noteholders

Section 8.01. Action by Noteholders..............................................................................    71
Section 8.02. Proof of Execution by Noteholders..................................................................    71
Section 8.03. Who Are Deemed Absolute Owners.....................................................................    72
Section 8.04. Company-Owned Notes Disregarded....................................................................    72
Section 8.05. Revocation of Consents, Future Holders Bound.......................................................    72

                                                      ARTICLE IX
                                                Meetings of Noteholders

Section 9.01. Purpose of Meetings................................................................................    73
Section 9.02. Call of Meetings by Trustee........................................................................    73
Section 9.03. Call of Meetings by Company or Noteholders.........................................................    73
Section 9.04. Qualifications for Voting..........................................................................    74
Section 9.05. Regulations........................................................................................    74
Section 9.06. Voting.............................................................................................    74
Section 9.07. No Delay of Rights by Meeting......................................................................    75

                                                       ARTICLE X
                                                Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Noteholders............................................    75
Section 10.02. Supplemental Indenture with Consent of Noteholders................................................    76
Section 10.03. Effect of Supplemental Indenture..................................................................    77
Section 10.04. Notation on Notes.................................................................................    77
Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.......................    78

                                                      ARTICLE XI
                                              Merger, Consolidation, Etc.

Section 11.01. Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets..................    78
Section 11.02. Successor to Be Substituted.......................................................................    79
Section 11.03. Opinion of Counsel to Be Given Trustee............................................................    79

                                                      ARTICLE XII
                                        Satisfaction and Discharge of Indenture

Section 12.01. Termination of the Company's Obligations..........................................................    79
Section 12.02. Defeasance and Discharge of Indenture.............................................................    80
Section 12.03. Deposited Monies to Be Held in Trust by Trustee...................................................    82
Section 12.04. Defeasance of Certain Obligations.................................................................    82
Section 12.05. Paying Agent to Repay Monies Held.................................................................    84
Section 12.06. Return of Unclaimed Monies........................................................................    84
Section 12.07. Reinstatement.....................................................................................    84

                                                      ARTICLE XIII
                            Immunity of Incorporators, Stockholders, Officers and Directors

Section 13.01. Indenture and Notes Solely Corporate Obligations..................................................    84

                                                      ARTICLE XIV
                                                Subordination of Notes

Section 14.01. Notes Subordinated to Senior Indebtedness.........................................................    85
Section 14.02. No Payment on Notes in Certain Circumstances......................................................    85
Section 14.03. Payment over Proceeds upon Dissolution, Etc.......................................................    86
Section 14.04. Subrogation.......................................................................................    88
Section 14.05. Obligations of Company Unconditional..............................................................    88
Section 14.06. Notice to Trustee.................................................................................    89
Section 14.07. Reliance on Judicial Order or Certificate of Liquidating Agent....................................    90
Section 14.08. Trustee's Relation to Senior Indebtedness.........................................................    90
Section 14.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or
               Holders of Senior Indebtedness....................................................................    90
Section 14.10. Holders Authorize Trustee to Effectuate Subordination of Notes....................................    90
Section 14.11. Not to Prevent Events of Default..................................................................    91
Section 14.12. Trustee's Compensation Not Prejudiced.............................................................    91
Section 14.13. No Waiver of Subordination Provisions.............................................................    91
Section 14.14. Payments May Be Paid Prior to Dissolution.........................................................    91
Section 14.15. Trust Moneys Not Subordinated.....................................................................    91

                                                      ARTICLE XV
                                               Miscellaneous Provisions

Section 15.01. Provisions Binding on Company's Successors........................................................    92
Section 15.02. Official Acts by Successor Corporation............................................................    92
Section 15.03. Addresses for Notices, Etc........................................................................    92
Section 15.04. Governing Law.....................................................................................    92
Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee.........................    92
Section 15.06. Legal Holidays....................................................................................    93
Section 15.07. Trust Indenture Act...............................................................................    93
Section 15.08. No Security Interest Created......................................................................    93
Section 15.09. Benefits of Indenture.............................................................................    93
Section 15.10. Table of Contents, Headings, Etc..................................................................    93
Section 15.11. Authenticating Agent..............................................................................    94
Section 15.12. Execution in Counterparts.........................................................................    94
Section 15.13. Severability......................................................................................    94

Exhibit A         Form of Note..................................................................................    A-1

                                    INDENTURE

                  INDENTURE dated as of April 23, 2004 between AGCO Corporation, a Delaware corporation (hereinafter called the "COMPANY"), and SunTrust Bank, a Georgia banking corporation, as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

                  WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6-7/8% Senior Subordinated Notes due 2014 (hereinafter called the "NOTES"), in an aggregate principal amount not to exceed
(euro)200 million on the date hereof, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

                  WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized; and

                  WHEREAS, this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Definitions. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "ADDITIONAL NOTES" has the meaning specified in Section 2.01.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                 (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period;

                  (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of Section 4.05 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

                  (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

                  (v) all compensation expense resulting from the forgiveness of the exercise price of employee stock options and compensation expense resulting from the grant of employee stock options having an exercise price below the fair market value thereof;

                  (vi) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of Section 4.05, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and

                  (vii)    all extraordinary gains and extraordinary losses.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

                  (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items); and

                  (ii) all goodwill, trade names, trade-marks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed pursuant to Section 5.04.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "APPLICABLE TREASURY RATE", for any redemption date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to April 15, 2009; provided, however, that if the period from the Make-Whole Redemption Date to April 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to April 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "ASSET ACQUISITION" means:

                  (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to businesses of the Company and its Restricted Subsidiaries on the date of such investment; or

                  (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

         "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of:

                  (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company; or

                  (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

         "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or Sale/Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

                  (i) all or any of the Capital Stock of any Restricted Subsidiary;

                  (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

                  (iii) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock or assets of an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article XI;

         provided that "Asset Sale" shall not include:

                  (A) sales or other dispositions of inventory, receivables and other current assets;

                  (B) sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, provided that the consideration received would satisfy clause (b)(i)(B) of Section 4.11;

                  (C) a Permitted Investment or a Restricted Payment that is permitted by Section 4.05;

                  (D) a single transaction or a series of related transactions described in clauses (i), (ii) or (iii) above (a) that have a Fair Market Value of less than $5 million or (b) for net proceeds of less than $5 million; or

                  (E) sales in connection with a Tax Abatement Transaction permitted by this Indenture.

         "ATTRIBUTABLE DEBT", in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

                  (i)      the sum of the products of

                           (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and

                           (B)      the amount of such principal payment by

                  (ii)     the sum of all such principal payments.

         "AGENT MEMBERS" has the meaning specified in Section 2.05(b).

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

         "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under any Capitalized Lease.

         "CHANGE OF CONTROL" means such time as:

                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Company on a fully diluted basis; or

                  (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "CLOSING DATE" means the date on which the Notes are originally issued under this Indenture.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

         "COMPANY" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article XI, shall include its successors and assigns.

         "CONSOLIDATED CASH FLOW" means, for any period, the sum of the amounts for such period of

                  (i)      Adjusted Consolidated Net Income,

                  (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,

                  (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

                  (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,

                  (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and

                  (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, and other than those non-cash items added back in calculating Adjusted Consolidated Net Income pursuant to the definition thereof), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to

                  (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

                  (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period;

         excluding, however,

                  (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause
         (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause
         (iii) of the definition thereof); and

                  (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "CONVERTIBLE NOTE INDENTURE" means the Indenture dated December 23, 2003 by and between the Company and SunTrust Bank, as trustee.

         "CONVERTIBLE NOTES" shall mean those certain 1 3/4% Convertible Senior Subordinated Notes due 2033 issued under the Convertible Note Indenture.

         "CORPORATE TRUST OFFICE" means the designated office of the Trustee, in the Borough of Manhattan, The City of New York, which office is at the date hereof located at c/o

Computershare Trust Company of New York, 88 Pine Street, Wall Street Plaza, 19th Floor, New York, New York 10005.

         "CREDIT FACILITY" means one or more debt facilities, commercial paper facilities, indentures or other agreements, in each case with banks or other institutional lenders or trustees or investors, providing for revolving credit loans, term loans, notes, and/or letters of credit, together with any related documents thereto (including, without limitation, any guarantees and security documents), in each case as such facility or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing is under one or more debt facilities.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date hereof or thereafter.

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 2.03.

         "DEPOSITARY" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness and all monetary obligations (including expenses, fees and other monetary obligations) under a Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $25 million and is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "DTC" means The Depository Trust Company.

         "EVENT OF DEFAULT" means any event specified in Section 6.01 as an Event of Default.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "EXISTING CREDIT FACILITY" means the Credit Agreement dated as of December 22, 2003 by and among the Company, certain Subsidiaries named therein, the lenders, and arrangers named therein, SunTrust Bank and Morgan Stanley Senior Funding, Inc. as Co-Syndication Agents, Cobank, ACB and The Bank of Tokyo-Mitsubishi, Ltd., NY Branch, as Co-Documentation Agents, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., "Rabobank Nederland", Canadian Branch, as Canadian Administrative Agent, and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., "Rabobank Nederland", New York Branch, as Administrative Agent, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, documents or instruments may be amended, restated, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time and regardless of the extent to which the participants therein may change.

         "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by one or more members of the senior management of the Company.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to the amortization of any premiums, fees or expenses incurred in connection with the offering of the Notes.

         "GLOBAL NOTE" has the meaning specified in Section 2.02.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, or to maintain financial statement conditions or otherwise); or

                  (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or non-binding comfort letters limited to corporate intent or policies. The term Guarantee used as a verb has a corresponding meaning.

         "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication):

                  (i) all indebtedness of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any non-negotiable notes issued to insurance carriers in lieu of maintenance of policy reserves in connection with workers' compensation and liability insurance programs);

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (i) or (ii) above or clauses (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                  (v) all obligations of such Person as lessee under Capitalized Leases;

                  (vi) all obligations of such Person under Currency Agreements, Interest Rate Agreements, forward contracts, options, future contracts, future options or similar agreements or arrangements that are entered into outside the ordinary course of business and not designed solely to protect such Person against fluctuations in foreign currency exchange rates or interest rates;

                  (vii) all Indebtedness of the type described in clauses (i) through (vi) above of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

                  (viii) all Indebtedness of the type described in clauses (i) through (vii) above of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

                  (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness; and

                  (B) Indebtedness shall not include (1) any liability for federal, state, local or other taxes or (2) any obligations of such Person pursuant to Receivables Programs to the extent such obligations are nonrecourse to such Person and its Subsidiaries.

         "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "INTEREST" means, when used with reference to the Notes, any interest payable under the terms of the Notes.

         "INTEREST COVERAGE RATIO" means, on any Transaction Date, the ratio of

                  (i) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC pursuant to Section 5.04 (the "FOUR QUARTER PERIOD") to

                  (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period.

         In making the foregoing calculation:

                  (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "REFERENCE PERIOD") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

                  (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

                  (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and including any pro forma expense and cost reductions related to any Asset Acquisitions calculated on a basis consistent with Regulation S-X under the Exchange
         Act) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

                  (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and including any pro forma expense and cost reductions related to any Asset Acquisitions calculated on a basis consistent with Regulation S-X under the Exchange
         Act) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

         "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company of any of its Subsidiaries is a party or beneficiary or becomes a party or a beneficiary hereafter.

         "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

                  (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

                  (ii) the Fair Market Value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.07; provided, however, that appreciation in the value of an Investment previously permitted by the terms of this Indenture shall not of itself constitute an Investment.

         For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05:

                  (A) "Investment" shall include the Fair Market Value of the assets (net of liabilities other than liabilities to the Company or any of its Restricted Subsidiaries) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

                  (B) the Fair Market Value of the assets (net of liabilities other than liabilities to the Company or any of its Restricted Subsidiaries) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

                  (C) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

         "INVESTMENT GRADE STATUS" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing on such date.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest to the extent that the obligation to do so has arisen).

         "MAKE-WHOLE PREMIUM" means, as to each Note, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of
(x) the present value of the sum of the principal amount and premium that would be payable on such Note on April 15, 2009 had such Note been redeemed pursuant to the first paragraph of Section 3.01, and all remaining interest payments to and including April 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from April 15, 2009 to the Make-Whole Redemption Date at a per-annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50% over (y) the outstanding principal amount of such Note.

          "MAKE-WHOLE REDEMPTION DATE" with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS" means:

                  (i) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

                           (A) brokerage commissions and other fees and expenses
                  (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

                           (B) provisions for all taxes (whether or not such
                  taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries taken as a whole;

                           (C) payments made to repay Indebtedness or any other
                  obligation outstanding at the time of such Asset Sale that either (1) is secured by a Lien on the property or assets sold or (2) is required to be paid as a result of such sale; and

                           (D) appropriate amounts to be provided by the Company
                  or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

                  (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NOTE" or "NOTES" has the meaning specified in the recitals hereof, and includes both Original Notes and Additional Notes that are executed and delivered under this Indenture.

         "NOTE REGISTER" has the meaning specified in Section 2.05(a).

         "NOTE REGISTRAR" has the meaning specified in Section 2.05(a).

         "NOTEHOLDER" or "HOLDER" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Note registrar's books.

         "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

                  (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "payment date");

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the payment date;

                  (v) that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the payment date;

                  (vi) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day immediately preceding the payment date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

                  (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of
         (euro)1,000 or integral multiples thereof.

         On the payment date, the Company shall:

                  (A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

                  (B) deposit with the paying agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

                  (C) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

         The paying agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of
(euro)1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the payment date. The Trustee shall act as the paying agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

         "OFFICER" means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "OFFICERS' CERTIFICATE" of the Company means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, as the case may be, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 4.21 shall be the principal executive, financial or accounting officer of the Company or the chief operating officer of the Company. Unless the context otherwise requires, each reference herein to an "Officers' Certificate" shall mean an Officers' Certificate of the Company. References herein, or in any Note, to any officer of a Person that is a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

         "OPTIONAL REDEMPTION" has the meaning specified in Section 3.01.

         "ORIGINAL NOTES" has the meaning specified in Section 2.01.

         "OUTSTANDING", when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or
         (ii) which shall have been otherwise discharged in accordance with
         Article XII; and

                  (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06.

         "PERMITTED INVESTMENT" means:

                  (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary, provided that such Person's primary business is related, ancillary or complementary to businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

                  (ii) Temporary Cash Investments;

                  (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                  (iv) loans or advances to employees (other than executive officers and directors) made in the ordinary course of business in accordance with past practice of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed $3 million at any time outstanding;

                  (v) stock, obligations or securities received in satisfaction of judgments or in settlement of claims arising in the ordinary course of business;

                  (vi) any Investment acquired as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

                  (vii) Currency Agreements and Interest Rate Agreements that are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with the Company's customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets;

                  (viii) any Investment in bonds in connection with a Tax Abatement Transaction; and

                  (ix) any Investment in the form of a Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred hereunder.

         "PERMITTED LIENS" means:

                  (i) Liens on assets of the Company and its Restricted Subsidiaries, whether owned on the Closing Date or thereafter acquired, securing Senior Indebtedness;

                  (ii) Liens in favor of the Company or a Restricted Subsidiary;

                  (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (iv) Liens on assets of Restricted Subsidiaries to secure Indebtedness of Restricted Subsidiaries that was permitted by the terms of this Indenture to be Incurred;

                  (v) Liens existing on the Closing Date;

                  (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (vii) Liens on receivables, payment intangibles and related property to reflect sales of receivables or payment intangibles pursuant to a Receivables Program;

                  (viii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (ix) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

                  (x) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired and proceeds therefrom;

                  (xi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

                  (xiv) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (A) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                  (xv) Liens to secure Attributable Debt in respect of a Sale/Leaseback Transaction that is permitted under Section 4.12;

                  (xvi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

                  (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (xviii) Statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (xix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (xx) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (xxi) Easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

                  (xxii) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; and

                  (xxiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default.

         "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

         "PREMIUM" means any premium payable under the terms of the Notes.

         "PRINCIPAL" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

         "PRINCIPAL CORPORATE TRUST OFFICE" means the designated office of the Trustee at which its corporate trust business as it relates to this Indenture shall be principally administered at any particular time, which office at the date hereof is located at 25 Park Place, NE, 24th Floor, Atlanta, Georgia 30303.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price or cost of installation, construction or improvement of any property or equipment.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Redeemable Stock.

         "RATING AGENCIES" means Moody's and S&P.

         "RECEIVABLES PROGRAM" means, with respect to any Person, any accounts receivable securitization or factoring program pursuant to which such Person receives proceeds pursuant to a pledge, sale or other encumbrance of its accounts receivable or payment intangibles.

         "RECORD DATE" has the meaning specified in Section 2.03 with respect to any interest payment date, and for any other purpose means the record date established by the Company for a specified purpose.

         "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                  (i) required to be redeemed prior to the Stated Maturity of the Notes;

                  (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

                  (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section
4.13 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 4.11 and Section 4.13.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SALE/LEASEBACK TRANSACTION" means an agreement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it back from such Person, provided that Sale/Leaseback Transaction shall not include any Tax Abatement Transaction.

         "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "SENIOR INDEBTEDNESS" means the following obligations of the Company, whether outstanding on the date of this Indenture or thereafter Incurred:

                  (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, claims, indemnifications, reimbursements, liabilities and other monetary obligations and any obligation to deliver cash as collateral security for contingent reimbursement obligations in respect of outstanding letters of credit of the Company) under a Credit Facility (including the Existing Credit Facility), any Interest

         Rate Agreement or Currency Agreement and the Company's Guarantee of any Indebtedness or monetary obligation of any of its Subsidiaries under any Interest Rate Agreement or Currency Agreement; and

                  (ii) all other Indebtedness of the Company, including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes;

         provided that the term "Senior Indebtedness" shall not include:

                  (a) any Indebtedness of the Company that, when Incurred, and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company;

                  (b) any Indebtedness of the Company that by its express terms is not senior to the Notes or is pari passu or junior to the Notes;

                  (c) any Indebtedness of the Company to any of its Subsidiaries or to a joint venture in which the Company has an interest;

                  (d) any Indebtedness of the Company not permitted by this Indenture;

                  (e) any repurchase, redemption or other obligation in respect of Redeemable Stock;

                  (f) any Indebtedness of the Company to any employee, officer or director of the Company or any of its Subsidiaries;

                  (g) any liability for federal, state, local or other taxes owned or owning by the Company;

                  (h) any Trade Payables of the Company;

                  (i) the Convertible Notes; or

                  (j) the Notes.

         Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law or similar laws relating to insolvency. For purposes of clause (d) of the immediately preceding proviso, a good faith determination by the Chief Financial Officer of the Company, evidenced by an Officer's Certificate, that any Indebtedness was permitted by this Indenture shall be conclusive.

         It is the intent of the Company that the Notes shall rank pari passu with the Convertible Notes.

         "SENIOR NOTE INDENTURE" means the indenture dated April 17, 2001 among the Company, as issuer, AGCO Ventures LLC, Hesston Ventures Corporation, Hay & Forage Industries, Ag-Chem Equipment Co., Inc., Ag-Chem Manufacturing Co., Inc., Ag-Chem Sales Co., Inc., Ag-Chem Equipment International, Inc., Lor*Al Products, Inc. and Ag-Chem Equipment Canada, Ltd., as subsidiary guarantors, and SunTrust Bank, as trustee.

         "SENIOR NOTES" means the 9-1/2% senior notes due May 1, 2008 issued by the Company under the Senior Note Indenture.

         "SENIOR SUBORDINATED NOTES" means the 8-1/2% Senior Subordinated Notes due 2006 issued pursuant to the Indenture, dated as of March 20, 1996, among the Company and SunTrust Bank, as trustee.

         "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries:

                  (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

                  (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries;

all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

         "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

         "STATED MATURITY" means:

                  (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

                  (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed dated on which such installment is due and payable.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "TAX ABATEMENT TRANSACTION" means any revenue bond financing arrangement between any Person and a development authority or other similar governmental authority or entity for the purpose of providing ad valorem property tax abatement to such Person whereby (i) the development authority issues revenue bonds to finance the acquisition of property that is now owned or hereafter acquired by the Company or a Restricted Subsidiary, (ii) the property so transferred is leased back by the Company or such Restricted Subsidiary, (iii) the bonds issued to finance the acquisition are owned by the Company or a Restricted Subsidiary, (iv) the rental payments on the lease and the debt service payments on the bonds are substantially equal and
(v) the Company or such Restricted Subsidiary has the option to prepay the bonds, terminate its lease and reacquire the property for nominal consideration at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Abatement Transaction and the transaction must satisfy Section 4.12.

         "TEMPORARY CASH INVESTMENT" means any of the following:

                  (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

                  (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

                  (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUSTEE" means SunTrust Bank, a Georgia banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         "UNRESTRICTED SUBSIDIARY" means:

                  (i) AGCO Acceptance Corporation and its successors, provided in the case of any such successor that the property and assets of such successor at the time it becomes an Unrestricted Subsidiary do not include any property or assets of the Company or any of its Restricted Subsidiaries;

                  (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (iii) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

                  (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

                  (B) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05; and

                  (C) if applicable, the Incurrence of Indebtedness referred to in clause (A) of this proviso would be permitted under Section 4.03.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation:

                  (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03, and

                  (y) no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                                   ARTICLE II
        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

                  Section 2.01. Designation, Amount and Issue of Notes. The Notes shall be designated as set forth in Exhibit A. The payment of obligations of the Company under the Notes shall be subordinated to the Company's Senior Indebtedness, including the obligation of the Company under the Senior Notes and the Existing Credit Facility and shall rank pari passu with the obligations of the Company under the Senior Subordinated Notes and the Convertible Notes. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Notes not to exceed the aggregate principal amount of (euro)200 million (the "ORIGINAL NOTES") upon the execution of this Indenture may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President, without any further action by the Company hereunder. In addition, subject to the provisions of Section 15.05, an unlimited aggregate principal amount of additional Notes (the "ADDITIONAL NOTES") may be executed after the date of this Indenture by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officers' Certificate specifying the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Notes contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such Additional Notes, authenticate and deliver said Additional Notes to or upon the written order of the Company, signed as set forth in the preceding sentence; provided that Additional Notes may be issued under this Indenture only if such Additional Notes and the Original Notes constitute one series for United States Federal income tax purposes. The Original Notes and the Additional Notes, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions.

                  Section 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required law, stock exchange requirements to which the Company is subject or usage.

                  So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL NOTE"). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

                  Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Global Note.

                  Section 2.03. Date and Denomination of Notes; Payments of Interest. Subject to Section 2.02, the Notes shall be issuable in registered form without coupons in denominations of (euro)1,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the repurchase date, as the case may be, is an interest payment date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the applicable record date). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, or, so long as the Notes are listed on the Luxembourg Stock Exchange, the office of a paying agent designated by the Company in accordance with the requirements of the Luxembourg Stock Exchange, and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register (provided that any holder of Notes with an aggregate principal amount in excess of (euro)2,000,000 shall, at the written election of such holder (such election to be made prior to the relevant record date and to contain appropriate wire transfer information), be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the April 1 or October 1 preceding the applicable April 15 or October 15 interest payment date, respectively.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any April 15 or October 15 (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall provide an Officers' Certificate to the Trustee specifying the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause
         (2) of this Section 2.03.

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Section 2.04. Execution and Authentication of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

                  In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

                  Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

                  (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.14 being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with
Section 4.14.

                  Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                  Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.14. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  All Notes presented or surrendered for registration of transfer or for exchange, redemption or repurchase shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Note registrar, as the case may be, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

                  No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but either the Company, the Trustee or both may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                  Neither the Company nor the Trustee nor any Note registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, or (b) any Notes or portions thereof called for redemption pursuant to
Section 3.02.

                  (b) The following provisions shall apply only to Global Notes:

                           (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                           (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, (B) an Event of Default has occurred and is continuing and the maturity of the Notes shall have been accelerated in accordance with the terms of the Notes and any holder shall have requested in writing the issuance of definitive certificated securities, or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

                           (iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above and which is not a Global Note shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

                           (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

                           (v) Neither any members of, or participants in, the Depositary ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

                           (vi) At such time as all interests in a Global Note have been redeemed, repurchased, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

                  Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

                  Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, either the Company, the Trustee or both may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

                  Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or repurchase of negotiable instruments or other securities without their surrender.

                  Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.14 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

                  Section 2.08. Cancellation of Notes. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. All Notes surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. Any Notes surrendered by the Company to the Trustee for cancellation shall be accompanied by an Officers' Certificate requesting the Trustee to effect such cancellation.

                  Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

                                   ARTICLE III
                               REDEMPTION OF NOTES

                  Section 3.01. Redemption of Notes at the Option of the Company. Except as otherwise provided in this Article III, the Company may not redeem any Notes prior to April 15, 2009. At any time on or after April 15, 2009, the Notes may be redeemed at the option of the Company (an "OPTIONAL REDEMPTION"), in whole or in part, in cash, upon notice as set forth in Section 3.03, at the following Redemption prices, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing April 15, of the years set forth below:

                                                           REDEMPTION
                        YEAR                                  PRICE
--------------------------------------------------         ----------
2009 .............................................          103.438%
2010 .............................................          102.292%
2011 .............................................          101.146%
2012 and thereafter ..............................          100.000%

                  In addition, on or prior to April 15, 2009, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, plus the Make-Whole Premium (a "MAKE-WHOLE REDEMPTION").

                  Notwithstanding the foregoing, at any time, or from time to time, on or prior to April 15, 2007, the Company may, at its option, use all or any portion of the Net Cash Proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 106.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Company shall consummate such redemption not more than 120 days after the consummation of any such Qualified Equity Offering.

                  As used in the preceding paragraph, "QUALIFIED EQUITY OFFERING" means any public or private offering of Qualified Capital Stock of the Company (other than any such offering to a Subsidiary of the Company) to the extent that the Net Cash Proceeds therefrom are contributed to the common equity capital of the Company or are used to subscribe from the Company shares of its Qualified Capital Stock.

                  Section 3.02. Redemption by the Company for Tax Purposes. In addition to the Company's ability to redeem the Notes as provided in Section 3.01, the Company may, at its option, redeem the Notes as a whole, but not in part, on not less than 30 nor more than 60 days' prior notice to the relevant redemption date, if:

                           (i) (A) the Company becomes or will become obligated to pay additional amounts as described under Section 4.02, (B) the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of issuance of the Notes, and (C) the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Notes or taking any action that would entail a material cost to the Company; or

                           (ii) (A) any act is taken by a taxing authority of the United States on or after the date of the issuance of the Notes, whether or not such act is taken in relation to the Company or any Affiliate, that results in a substantial probability that the Company will or may be required to pay additional amounts as described under
         Section 4.02, (B) the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Notes or taking any action that would entail a material cost to the Company, and (C) the Company receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United

         States results in a substantial probability that the Company will or may be required to pay the additional amounts described under Section 4.02, and delivers to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

                  In the event the Company is entitled to redeem all or a portion of the Notes pursuant to this Section 3.02, the Company shall pay a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the redemption date.

                  Section 3.03. Notice of Optional Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note register; provided that if the Company shall give such notice, it shall give substantially concurrent written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

                  Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business
Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

                  On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.03, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as the paying agent, set aside, segregate and hold in trust as provided in Section 4.16) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption at the appropriate redemption price, together with accrued interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.03 in excess of amounts required hereunder to pay the redemption price and accrued interest to, but excluding, the redemption date. Whenever any Notes are to be redeemed pursuant to Section 3.01, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

                  If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of (euro)1,000 or multiples thereof) by lot, in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of
(euro)1,000 in principal amount or less shall be redeemed in part. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof.

                  Section 3.04. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.03, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Sections 7.06 and 12.06, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the redemption date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the redemption date; provided that if the applicable redemption date is an interest payment date, the interest payable on such interest payment date shall be payable to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

                  Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

                  Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the redemption date at a rate equal to 1% per annum plus the rate borne by the Note (without duplication of the 1% increase provided for under Section 6.02) until the principal and premium, if any, and interest shall have been paid or duly provided for.

                                   ARTICLE IV
                       PARTICULAR COVENANTS OF THE COMPANY

                  Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 3 or the purchase price upon repurchase pursuant to Article 4), and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

                  Section 4.02. Obligation to Pay Additional Amounts.

                  (a) The Company will pay additional amounts to the beneficial owner of any Note that is a non-United States person in order to ensure that every net payment on such Note will not be less, due to payment of United States withholding tax, than the amount then due and payable. For this purpose, a "NET PAYMENT" on a Note means a payment by the Company or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the Note.

                  (b) Notwithstanding the foregoing, the Company will not be required to pay additional amounts, in any of the circumstances described in paragraphs (1) through (14) of this Section 4.02(b).

         (1) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (i) having a relationship with the United States as a citizen, resident or otherwise;

                  (ii)     having had such a relationship in the past; or

                  (iii)    being considered as having had such a relationship.

         (2) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (i) being treated as present in or engaged in a trade or business in the United States;

                  (ii) being treated as having been present in or engaged in a trade or business in the United States in the past; or

                  (iii) having or having had a permanent establishment in the United States.

         (3) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a:

                  (i)      personal holding company;

                  (ii)     foreign personal holding company;

                  (iii) foreign private foundation or other foreign tax-exempt organization;

                  (iv)     passive foreign investment company;

                  (v)      controlled foreign corporation; or

                  (vi) corporation which has accumulated earnings to avoid United States federal income tax.

         (4) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote.

         (5) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of a Note being a bank that has invested in a Note as an extension of credit made pursuant to a loan agreement entered into in its ordinary course of business.

                  For purposes of paragraphs (1) through (5) above, "beneficial owner" means a fiduciary, settler, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (6) Additional amounts will not be payable to any beneficial owner of a Note that is a:

                  (i)      fiduciary;

                  (ii)     partnership;

                  (iii)    limited liability company; or

                  (iv)     other fiscally transparent entity

or that is not the sole beneficial owner of the Note, or any portion of the Note. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settler in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, partner, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (7) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required as a precondition to exemption from such tax, assessment or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

         (8) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Note by the Company or any paying agent.

         (9) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (11) Additional amounts will not be payable if a payment on a Note is reduced as a result of any:

                  (i)      estate tax;

                  (ii)     inheritance tax;

                  (iii)    gift tax;

                  (iv)     sales tax;

                  (v)      excise tax;

                  (vi)     transfer tax;

                  (vii)    wealth tax;

                  (viii)   personal property tax; or

                  (ix) any similar tax, assessment or other governmental charge.

         (12) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment, or other governmental charge that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive.

         (13) Additional amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed solely because the payment is to be made by a particular paying agent (which term may include the Company) and would not be imposed if made by another paying agent.

         (14) Additional amounts will not be payable if a payment on a Note is reduced as a result of any combination of items (1) through
                  (14) above.

                  (c) Except as specifically provided in this Section 4.02 and
Section 3.02, the Company will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

                  (d) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

                  Section 4.03. Limitation on Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company or any Restricted Subsidiary may Incur Indebtedness (including without limitation, Acquired Indebtedness), if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0 to 1.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                           (i) Indebtedness outstanding at any time in aggregate principal amount not to exceed an amount equal to the greater of (A) $750 million, less any amount of Indebtedness permanently repaid as provided under Section 4.11 and (B) the sum of (1) 90% of the consolidated book value of the accounts receivable (other than accounts receivable subject to a Receivables Program) of the Company and its Restricted Subsidiaries plus (2) 60% of the consolidated book value of the inventory of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

                           (ii) the Senior Notes and the Convertible Notes;

                           (iii) Indebtedness (A) to the Company evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted

         Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (iii);

                           (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (iii),
         (v), (vii) or (viii) of this paragraph (b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) in case the Indebtedness to be refinanced is pari passu, with, or subordinated in right of payment to, the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu, with, or subordinate in right of payment to, the Notes at least to the extent that the Indebtedness to be refinanced is pari passu, with, or subordinated to the Notes and (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iv);

                           (v) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                           (vi) Indebtedness of the Company, to the extent the net proceeds thereof are promptly used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; provided that any Indebtedness incurred pursuant to this clause (vi) with respect to the payment of Notes shall not mature prior to the Stated Maturity of the Notes, and shall have an Average Life that is at least equal to the remaining Average Life of the Notes;

                           (vii) Indebtedness of the Company, to the extent the net proceeds thereof are promptly deposited to defease the Notes pursuant to Article XII hereof;

                           (viii) Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.08;

                           (ix) Indebtedness Incurred in connection with a Tax Abatement Transaction; and

                           (x) Indebtedness represented by Purchase Money Indebtedness and Capitalized Lease Obligations not to exceed 2.5% of Adjusted Consolidated Net Tangible Assets.

                  (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                  (d) The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was Incurred, or first committed, in the case of revolving credit Indebtedness; provided that if any Indebtedness is incurred to refinance Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the Indebtedness incurred to refinance such outstanding Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

                  (e) For purposes of determining any particular amount of Indebtedness under this Section 4.03,

                           (i) Indebtedness Incurred under the Existing Credit Facility on the Closing Date shall be treated as Incurred pursuant to clause (i) of paragraph (b) of this Section 4.03;

                           (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

                           (iii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.10 shall not be treated as Indebtedness.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) of paragraph (e) of this Section 4.03), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  Section 4.04. Limitation on Senior Subordinated Indebtedness. The Company will not Incur any Indebtedness that is expressly made subordinate in right of payment to any Senior Indebtedness of the Company unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Notes pursuant to provisions substantially similar to those contained in Article XIV; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all of such Senior Indebtedness.

                  Section 4.05. Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                           (i) declare or pay any dividend or make any distribution on its Capital Stock (other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; (B) dividends or distributions made to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;

                           (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (y) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

                           (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes (other than the purchase, repurchase, or acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition); or

                           (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) of this paragraph (a) being collectively "RESTRICTED PAYMENTS")
if, at the time of, and after giving effect to, the proposed Restricted
Payments:

                           (A) a Default or Event of Default shall have occurred
                  and be continuing;

                           (B) the Company could not Incur at least $1.00 of
                  Indebtedness under paragraph (a) of Section 4.03; or

                           (C) the aggregate amount of all Restricted Payments
                  (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) made after the Closing Date shall exceed the sum of:

                                    (1) 50% of the aggregate amount of the
                           Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 5.04,

                                    (2) the aggregate Net Cash Proceeds received
                           by the Company on or after April 1, 2004 from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Redeemable Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes),

                                    (3) an amount equal to the net reduction in
                           Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, and

                                    (4) $25 million.

                  (b) The restrictions contained in paragraph (a) of this section shall not be violated by reason of:

                           (i) the payment of any dividends on Capital Stock of the Company within 60 days after the date of declaration thereof in an aggregate amount that does not exceed $10 million in any fiscal year; provided, however, that up to $5 million of any unused amount of the foregoing $10 million basket may be carried forward and used in the next fiscal year;

                           (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph (b) of Section 4.03;

                           (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company;

                           (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

                           (v) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with
         Article XI;

                           (vi) the repurchase of shares, or options to purchase shares, of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such stock; provided however, that the aggregate amount of such repurchases shall not exceed $2 million in any calendar year (unless such repurchases are made with the proceeds of insurance policies and the shares of Capital Stock are repurchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries) plus the aggregate Net Cash Proceeds from any reissuance during such calendar year of Capital Stock to employees or directors of the Company or its Subsidiaries; and provided further, however, that to the extent less than $2 million of repurchases of Capital Stock are paid in any calendar year pursuant to this clause (vi)

         (without taking into account repurchases from proceeds of insurance policies or Net Cash Proceeds from reissuances as described above), the unused portion may be carried forward and paid in any subsequent calendar year;

                           (vii) any purchase of any fractional share of Common Stock of the Company resulting from (A) any dividend or other distribution on outstanding shares of Common Stock of the Company that is payable in shares of such Common Stock (including any stock split or subdivision of the outstanding Common Stock of the Company), (B) any combination of all of the outstanding shares of Common Stock of the Company, (C) any reorganization or consolidation of the Company or any merger of the Company with or into any other Person, or (D) the conversion of any securities of the Company into shares of Common Stock of the Company;

                           (viii) the redemption of any Preferred Stock purchase rights issued under the Company's current or future stockholder rights plan at a redemption price of $0.01 per right; or

                           (ix) Investments in an aggregate amount not to exceed $50 million outstanding at any time in any Person or Persons the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

provided that, except in the case of clause (iii) of this paragraph (b), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  (d) Each Restricted Payment permitted pursuant to paragraph
(b) (other than the Restricted Payment referred to in clause (ii) of paragraph
(b), an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) of paragraph (b) and repurchases of Capital Stock with the proceeds of insurance policies referred to in clause (vi) of paragraph (b)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) of paragraph (b), shall be included in calculating whether the conditions of clause (C) of paragraph (a) of this Section 4.05 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of paragraph (a) of this Section 4.05 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

                  Section 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                           (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                           (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                           (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                           (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  (b) The foregoing provisions shall not restrict any encumbrances or restrictions that:

                           (i) exist in the Existing Credit Facility, the Senior
         Note Indenture, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                           (ii) exist under or by reason of applicable law;

                           (iii) exist with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                           (iv) in the case of clause (iv) of paragraph (a) of this Section 4.06,

                                    (A) restrict in a customary manner the
                  subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                                    (B) exist by virtue of any transfer of,
                  agreement to transfer, option or right with respect to or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or

                                    (C) arise or are agreed to in the ordinary
                  course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                           (v) with respect to a Restricted Subsidiary, are imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                           (vi) exist under a Receivables Program; provided that the encumbrances and restrictions in such Receivables Program are no less favorable in any material respect to the holders than the encumbrances and restrictions in the Existing Credit Facility;

                           (vii) exist under Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (b)(ix) of Section 4.03 that impose limitations of the type described above under clause (iv) of this Section relating solely to the property or assets being financed thereby;

                           (viii) requiring the subordination in right of payment of any intercompany obligations between the Company and its Restricted Subsidiaries to any Senior Indebtedness; or

                           (ix) restrictions contained in any documents governing any Senior Indebtedness incurred after the Closing Date which are not more restrictive than those contained in the Existing Credit Facility.

Nothing contained in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.10 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Section 4.07. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except for:

                           (i) issuances or sales to the Company or a Wholly Owned Restricted Subsidiary;

                           (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or

                           (iii) issuances or sales of Capital Stock of a Restricted Subsidiary if such issuance or sale complies with Section
         4.11 (including the application of any Net Cash Proceeds received in such transaction in accordance with clause (i) (A) or (B) of paragraph
         (b) of Section 4.11).

         Notwithstanding the foregoing, if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any

Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.05, if made on the date of such issuance or sale.

                  Section 4.08. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

                  (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any other Indebtedness of the Company which is pari passu with, or subordinate in right of payment to, the Notes ("GUARANTEED INDEBTEDNESS"), unless:

                           (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary; and

                           (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph (a) shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                  If the Guaranteed Indebtedness is (x) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (y) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  (b) Notwithstanding the foregoing paragraph (a), any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that, as long as no Event of Default has occurred and is continuing, it shall be automatically and unconditionally released and discharged upon:

                           (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or exchange or transfer is not prohibited by this Indenture; or

                           (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  Section 4.09. Limitation on Transactions with Stockholders and Affiliates

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary unless:

                           (i) such transaction is based upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate; and

                           (ii) (A) with respect to any such transaction involving consideration of $5 million or more, such transaction is approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any transaction involving consideration of greater than $15 million, for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, unless such transaction involves a public offering, in which case such opinion shall not be required.

                  (b) The provisions of the preceding paragraph (a) do not limit, and shall not apply to:

                           (i) transactions involving consideration of $5 million or less;

                           (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

                           (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

                           (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                           (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or incentive plans approved by the Board of Directors;

                           (vi) any Restricted Payments not prohibited by
         Section 4.05; or

                           (vii) transactions entered into in the ordinary course of business with any Affiliate engaged primarily in the business of providing retail financing to purchasers of agricultural equipment provided that such transactions are on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  Section 4.10. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes, on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  Section 4.11. Limitation on Asset Sales.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

                           (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of; and

                           (ii) at least 75% of the consideration received
consists of cash or Temporary Cash Investments.

                  (b) In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries have been filed pursuant to Section 5.04), then the Company shall or shall cause the relevant Restricted Subsidiary to:

                           (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

                           (A) apply an amount equal to such excess Net Cash
                  Proceeds to permanently repay Senior Indebtedness of the Company or a Guarantee of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or

                           (B) invest an equal amount, or the amount not so
                  applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment; and

                           (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in paragraphs
         (c) and (d) of this Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) and not applied as so required by the end of such period shall constitute "EXCESS PROCEEDS."

                  (c) Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the United States are prohibited or delayed by applicable local law from being repatriated to the United States and such Net Cash Proceeds are not actually applied in accordance with paragraphs (a) and (b) of this Section 4.11, the Company shall not be required to apply the portion of such Net Cash Proceeds so effected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided that to the extent that the Company has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

                  (d) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase.

                  Section 4.12. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

                           (i) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction under
         Section 4.03;

                           (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

                           (iii) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11.

                  Section 4.13. Repurchase Upon Change of Control. Following a Change of Control, the Company must commence, within 30 days of the occurrence of such Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase.

                  Section 4.14. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or at the address of the Trustee's designee, in either case, as agent of the Company.

                  The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Trustee as paying agent, Note registrar and Custodian and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

                  So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(b) and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

                  Section 4.15. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                  Section 4.16. Provisions as to Paying Agent.

                  (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 4.16:

                           (1) that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

                           (2) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall be due and payable; and

                           (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

                  The Company shall, on or before each due date of the principal of, or premium if any, or interest on, the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

                  (b) If the Company shall act as the paying agent, it will, on or before each due date of the principal of, or premium, if any, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due, will account for any funds disbursed by it and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall become due and payable.

                  (c) Anything in this Section 4.16 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.16, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

                  (d) Anything in this Section 4.16 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
4.16 is subject to Sections 12.05 and 12.06.

                  The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as the paying agent) and shall have no control of any funds held by such other paying agents.

                  Section 4.17. Existence. Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  Section 4.18. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of, or disposing of, any of such properties if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Noteholders.

                  Section 4.19. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Significant Subsidiaries or upon the income, profits or property of the Company or any of its Significant Subsidiaries, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any of its Significant Subsidiaries and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, redemption or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and for which adequate reserves have been established in accordance with GAAP and which if unpaid would reasonably not be expected to result in a material adverse effect on the business, results of operations, or financial condition of the Company and its Significant Subsidiaries, taken as a whole.

                  Section 4.20. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 4.21. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year of the Company, an Officers' Certificate stating (x) that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries performance under this Indenture and (y) whether or not to the best knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and the status thereof of which the signer may have knowledge.

                  The Company will deliver to the Trustee, as soon as possible after the Company becomes aware of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action that the Company has taken, is taking or proposes to take with respect thereto.

                  Any notice required to be given under this Section 4.21 shall be delivered to a Officer of the Trustee at its Principal Corporate Trust Office.

                  Section 4.22. Limitation on Applicability of Certain Covenants. On or after such time as the Notes reach Investment Grade Status, and notwithstanding that the Notes may later cease to have an Investment Grade Rating from either or both Rating Agencies, the Company and its Subsidiaries will not be subject to the requirements of Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and clauses (i) and (ii) of Section 11.01.

                                    ARTICLE V
          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

                  Section 5.01. Company to Furnish Trustee Names and Addresses of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each April 1 and October 1 in each year beginning with October 1, 2004, and at such other times as the Trustee may request in writing, within thirty
(30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the registered holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note registrar.

                  Section 5.02. Preservation and Disclosure of Lists.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

                  (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

                  Section 5.03. Reports by Trustee.

                  (a) Within sixty (60) days after December 30 of each year commencing with the year 2004, the Trustee shall transmit to holders of Notes such reports dated as of December 30 of the year in respect of which such reports are made concerning the Trustee and its actions under this Indenture as shall be required, if any, pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

                  Section 5.04. Reports by Company. Whether or not the Company is required to file such reports with the Commission, the Company shall file with the Commission and the Trustee and transmit to holders of the Notes, such information, documents and other reports as is required pursuant to Section 13(a) or 15(d) of the Exchange Act; provided, however, that the filing of any such information, documents or other reports with the Commission on its EDGAR system (or any successor system on which filings are publicly accessible) shall be deemed to satisfy such requirement. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

                  Section 6.01. Events of Default; Acceleration. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the subordination provisions under Article XIV;

                  (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions under Article XIV;

                  (c) default in the performance or breach of Article XI or the failure to make or consummate an Offer to Purchase in accordance with the
Section 4.11 or Section 4.13, whether or not such Offer to Purchase is prohibited by the subordination provisions described in Article XIV;

                  (d) default in the performance of or breach of any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) that continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of:

                           (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

                           (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Person (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for:

                           (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                           (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

                           (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) the Company or any Significant Subsidiary:

                           (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

                           (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

                           (iii) effects any general assignment for the benefit of creditors;

then, and in each and every such case (other than an Event of Default specified in 6.01(g) or 6.01(h) that occurs with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders) specifying the respective Event of Default and stating that it is a "notice of acceleration", may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable; provided, however, that for so long as a Credit Facility or the Senior Notes are in effect, such declaration shall not become effective until the earlier of (i) five Business Days after receipt of the acceleration notice by the agent(s) under any outstanding Credit Facilities, the trustee under the Senior Note Indenture and the Company and (ii) acceleration of the Indebtedness under each then outstanding Credit Facility and/or the Senior Note Indenture. In the event of a declaration of acceleration because of an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within sixty (60) days after the declaration of acceleration with respect thereto. If an Event of Default specified in 6.01(g) or 6.01(h) involving the Company occurs, the principal of and premium, if any, on all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of, and premium, if any, on, any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes plus 1%, to the date of such payment or deposit) and amounts due to the Trustee pursuant to
Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of, and premium and accrued interest on, Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. In accordance with Section 4.21, the Company shall notify in writing a Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default.

                  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

                  Section 6.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of sixty
(60) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Company may pay the principal of, and premium, if any, and interest on, the Notes to the registered holders, whether or not the Notes are overdue.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, its agents and its counsel and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.

                  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

                  In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

                  Section 6.03. Application of Monies Collected by Trustee. Any monies or other compensation collected by the Trustee pursuant to this Article VI shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                           FIRST: To the payment of all amounts due the Trustee
                  under Section 7.07;

                           SECOND: To the holders of Senior Indebtedness, as and
                  to the extent required by Article XIV;

                           THIRD: In case the principal of the outstanding Notes
                  shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes plus 1%, such payments to be made ratably to the Persons entitled thereto;

                           FOURTH: In case the principal of the outstanding
                  Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes plus 1% to the Persons entitled thereto, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

                           FIFTH: To the payment of the remainder, if any, to
                  the Company or any other Person lawfully entitled thereto.

                  Section 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty
(60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, and premium, if any (including the redemption price upon redemption pursuant to Article III or the repurchase price upon repurchase pursuant to Article IV), and accrued interest on, such Note, on or after the respective due dates expressed in such Note or in the case of a redemption or repurchase, on the redemption date or repurchase date, as the case may be, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

                  Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                  Section 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article VI to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

                  Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with
Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that the Trustee determines in its reasonable discretion would benefit some Noteholder to the detriment of other Noteholders or of the Trustee. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Notes, waive any past or existing Default or Event of Default hereunder and its consequences except (i) a past or existing default in the payment of interest or premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided however that holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.01, (ii) a default in the payment of the redemption price pursuant to Article III, (iii) a default in the payment of the purchase price pursuant to Article IV or (iv) a Default in respect of a covenant or provisions hereof which under
Article X cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been cured or waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Section 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Note on or after the due date expressed in such Note.

                                   ARTICLE VII
                                   THE TRUSTEE

                  Section 7.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if such Act applied). Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  Section 7.02. Notice of Defaults. Subject to the provisions of
Section 7.03(i), the Trustee shall give the Noteholders notice of any Default hereunder known to the Trustee as and to the extent provided by the Trust Indenture Act (as if such Act applied); provided, however, that except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

                  Section 7.03. Certain Rights of the Trustee. Subject to the provisions of Section 7.01:

                           (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

                           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate as to such matter that is reasonably satisfactory to the Trustee;

                           (d) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney's fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

                           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

                           (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, in reliance on an Officers' Certificate or otherwise, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or for any action it takes or omits to take in accordance with the direction of the holders of a majority in principal amount of the outstanding Notes; in no event shall the Trustee be liable to any person for special, indirect, consequential or punitive damages or any damages for lost profits;

                           (i) the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Principal Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

                           (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  Section 7.04. Not Responsible for Statements or Issuance of Notes. The statements contained herein and in the Notes, except in the Trustee's certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture and the Notes or any offering or registration documents related thereto. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

                  Section 7.05. May Hold Notes. The Trustee, any authentication agent, any paying agent, any Note registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company and any other obligor upon the Notes with the same rights it would have if it were not Trustee, authentication agent, paying agent or Note registrar.

                  Section 7.06. Monies to be Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  Section 7.07. Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee, including the compensation described herein, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney's fees and expenses, of defending itself against any claim (whether asserted by the Company, a Noteholder or any other Person) or liability, or of complying with any process served upon it or any of its officers, in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

                  The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the holders of particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

                  Section 7.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

                  Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $150,000,000 and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VII.

                  Section 7.10. Resignation and Removal of Trustee; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under
Section 7.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor.

                  (d) If at any time:

                           (i) the Trustee shall fail to comply with Section
         7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note for at least six months, or

                           (ii) the Trustee shall cease to be eligible under
         Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                           (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a resolution of the Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders in the manner provided in Section 15.03. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  (g) Notwithstanding replacement of the Trustee pursuant to this Section 7.10, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  Section 7.11. Acceptance of Appointment of Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 7.11, the Company (or the former Trustee, at the written direction and expense of the Company) shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register, which notice shall include the address of the Corporate Trust Office of such successor Trustee. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the

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successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

                  Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                  Section 7.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act (as if such Act applied) regarding the collection of the claims against the Company or any such other obligor.

                                  ARTICLE VIII
                                 THE NOTEHOLDERS

                  Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of initial solicitation of such action without giving effect to any extension or amendment of such action or solicitation.

                  Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 7.03 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.

                  The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

                  Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note registrar) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent, any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

                  Section 8.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any good faith decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.03, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

                  Section 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be a continuing action and conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder.

                                   ARTICLE IX
                             MEETINGS OF NOTEHOLDERS

                  Section 9.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

                           (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

                           (2) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article VII;

                           (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

                           (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

                  Section 9.02. Call of Meetings by Trustee. At the Company's expense, the Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

                  Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                  Section 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the

Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

                  Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                  Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting except that any meeting called by the Company shall be chaired by a representative of the Company and any meeting called by the Trustee may, at the Trustee's election, be chaired by the Trustee.

                  Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each (euro)1,000 principal amount of Notes held or represented by him. If any vote cast or counted or proposed to be cast or counted is challenged on the ground that such
Note is not outstanding, or does not comply with the provisions of Section 9.04, the chairman of the meeting shall determine whether the holder of such Note is authorized to act. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 10.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                  Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall be representatives of the Trustee, and who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated, absent manifest error.

                  Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                    ARTICLE X
                             SUPPLEMENTAL INDENTURES

                  Section 10.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                           (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

                           (b) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or

                           (c) to evidence or provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                           (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; or

                           (e) to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Notes and matters related thereto, provided that such action pursuant to this clause (e) shall not adversely affect the interests of the Holders in any material respect; or

                           (f) to provide for the issuance of Additional Notes in accordance with the provisions of this Indenture; or

                           (g) to modify or amend any of the provisions of this Indenture in connection with the qualification of this Indenture under the Trust Indenture Act; or

                           (h) to add Guarantees with respect to the Notes; or

                           (i) to secure the Notes; or

                           (j) to make any change that does not adversely affect the rights of any holder.

                  Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

                  Section 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article VIII) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of each holder affected:

                           (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

                           (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

                           (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

                           (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

                           (v) reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend this Indenture;

                           (vi) modify Article XIV in a manner adverse to the holders;

                           (vii) waive a default in the payment of principal of, premium, if any, or interest on the Notes; or

                           (viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults.

                  Subject to Section 10.05, upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  Section 10.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

                  Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X.

                                   ARTICLE XI
                           MERGER, CONSOLIDATION, ETC.

                  Section 11.01. Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets. The Company shall not consolidate, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

                           (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph (a) of Section 4.03; provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and

                           (iv) the Company delivers to the Trustee an Officers' Certificate attaching the arithmetic computations to demonstrate compliance with clause (iii) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  Notwithstanding the foregoing, clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; provided that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  Section 11.02. Successor to Be Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                  Section 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XI.

                                   ARTICLE XII
                     SATISFACTION AND DISCHARGE OF INDENTURE

                  Section 12.01. Termination of the Company's Obligations(a) . Except as otherwise provided in this Section 12.01, the Company may terminate its obligations under the Notes and this Indenture if:

                           (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 12.05 and Section 12.06) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                           (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Articles II, III, XII and XIV and Sections 4.01, 4.14, 7.01 and 7.03 through 7.12 shall survive until no Note remains outstanding. Thereafter, only the Company's obligations in Section 7.07,
12.06 and 12.07 shall survive. The rights, obligations and immunities of the Trustee hereunder shall survive any discharge pursuant to this Section 12.01, and Section 7.07 shall survive the termination of this Indenture. After any such irrevocable deposit, in compliance with this Section 12.01, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  Section 12.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 12.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.14, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                           (A) with reference to this Section 12.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section
         7.09 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                           (B) such deposit will not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                           (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                           (D) the Company shall have delivered to the Trustee
         (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 12.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
         Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                           (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                           (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 12.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 12.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this
Section 12.02, the Company's obligations in Articles II, III, XII and XIV and Sections 4.01, 4.14, 7.01 and 7.03 through 7.12 shall survive. Thereafter, only the Company's obligations in Sections 7.07, 12.06 and 12.07 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 12.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 12.02.

                  After any such irrevocable deposit in compliance with this
Section 12.02, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  Section 12.03. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 12.06, all monies deposited with the Trustee pursuant to Section 12.01, shall be held in trust for the sole benefit of the holders of Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as the paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

                  Section 12.04. Defeasance of Certain Obligations. The Company
(x) may omit to comply with any term, provision or condition set forth in clause
(iii) of Section 11.01 and Sections 4.03 through 4.13; and (y) clause (c) of
Section 6.01 with respect to clause (iii) of Section 11.01, Section 4.11 and
Section 4.13; clause (d) of Section 6.01 with respect to Sections 4.03 through 4.13; and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                           (i) with reference to this Section 12.04, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                           (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                           (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                           (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940,
         (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and
         (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

                           (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                           (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 12.04 have been complied with.

                  In the event the Company exercises its option to omit compliance with the Sections listed above in the first paragraph of this Section
12.04 with respect to the outstanding Notes and the Notes are declared due and payable as a result of the occurrence of an Event of Default that remains applicable, the amount of money or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments due on the Notes.

                  Section 12.05. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

                  Section 12.06. Return of Unclaimed Monies. Subject to the requirements of applicable law and this Indenture, any monies deposited with or paid to the Trustee for payment of the principal of, or premium, if any, or interest on, Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, or premium, if any, or interest on, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                  Section 12.07. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.03; provided that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                  ARTICLE XIII
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

                  Section 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Trustee, respectively, in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or the Trustee, respectively, or of any respective successor corporation, either directly or through the Company or the Trustee, respectively, or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE XIV
                             SUBORDINATION OF NOTES

                  Section 14.01. Notes Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article XIV; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of principal, premium and interest on the Notes shall, to the extent and in the manner set forth in this Article XIV, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Company's obligations under the Existing Credit Facility and the Senior Notes (including any interest accruing subsequent to an event specified in Sections 6.01(g) and 6.01(h), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

                  Section 14.02. No Payment on Notes in Certain Circumstances.

                  (a) Except for payments permitted by Article XII, no direct or indirect payment by or on behalf of the Company of principal, premium and interest on the Notes, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations of any Designated Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness.

                  (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (i) upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of principal, premium and interest on the Notes may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by repayment in full in cash or cash-equivalents of such

Designated Senior Indebtedness or such event of default has been cured or waived) or (ii) if such default results from the acceleration of the Notes or from a Change of Control, from and after the date of such acceleration or occurrence of such Change of Control. Notwithstanding anything in this Indenture to the contrary, no new Payment Blockage Period may be commenced unless and until (x) there has been 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect and (y) all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full. For all purposes of this Section 14.02(b), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 45 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by Section 14.02(a) or 15.02(b) of which the Trustee has actual knowledge, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

                  Section 14.03. Payment over Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.01(g) and 6.01(h), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders or the Trustee on their behalf shall be entitled to receive any payment by the Company on account of principal, premium and interest on the Notes , or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any principal, premium and interest on the

Notes in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company of any `kind or character, whether in cash, property or securities, to which the holders or the Trustee on their behalf would be entitled, but for the provisions of this Article XIV, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                  (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder at a time when such payment or distribution is prohibited by Section 14.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (d) For purposes of this Section 14.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section 14.03. as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the

Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article XI shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition; comply (to the extent required) with the conditions stated in Article XI.

                  Section 14.04. Subrogation.

                  (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders or the Trustee on their behalf would be entitled except for the provisions of this Article XIV, and no payment pursuant to the provisions of this Article XIV to the holders of Senior Indebtedness by holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article XIV are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (b) If any payment or distribution to which the holders would otherwise have been entitled but for the provisions of this Article XIV shall have been applied, pursuant to the provisions of this Article XIV, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                  Section 14.05. Obligations of Company Unconditional.

                  (a) Nothing contained in this Article XIV or elsewhere in this Indenture or in the Notes is intended to or shall impair; as among the Company and the holders, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of the Senior Indebtedness.

                  (b) Without limiting the generality of the foregoing; nothing contained in this Article XIV will restrict the right of the Trustee or the holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the holders or the Trustee are entitled to receive any direct or indirect payment from the Company of principal, premium and interest on the Notes.

                  Section 14.06. Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIV. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Principal Corporate Trust Office to that effect signed by a Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VII, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date, except for an acceleration of the Notes prior to such application. Nothing contained in this Section 14.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article XIV. The foregoing shall not apply if the Payment Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 14.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article XIV, the Trustee and: the holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver; trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

                  Section 14.08. Trustee's Relation to Senior Indebtedness.

                  (a) The Trustee and any paying agent shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

                  (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 15.02(c) and 15.03(c)) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise.

                  Section 14.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article XIV will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article XIV are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  Section 14.10. Holders Authorize Trustee to Effectuate Subordination of Notes. Each holder by his acceptance of any Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XIV, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the holders.

                  Section 14.11. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article XIV will not be construed as preventing the occurrence of an Event of Default.

                  Section 14.12. Trustee's Compensation Not Prejudiced. Nothing in this Article XIV will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.07.

                  Section 14.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 14.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders, without incurring responsibility to the holders and without impairing or releasing the subordination provided in this
Article XIV or the obligations hereunder of the holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                  Section 14.14. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article XIV or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 14.02 or 15.03, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 14.02(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 14.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

                  Section 14.15. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

                  Section 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

                  Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

                  Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed by the Company to the Principal Corporate Trust Office or by the Noteholders to the Corporate Trust Office.

                  The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 15.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.

                  Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Section 15.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the redemption date or repurchase date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date or repurchase date, and no interest shall accrue for the period from and after such date.

                  Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 15.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

                  Section 15.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

                  Section 15.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 15.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 15.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07 and 3.04, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

                  Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

                  Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and, at the Company's expense, shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.

                  The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

                  The provisions of Sections 7.03, 7.04, 7.05, 8.03 and this
Section 15.11 shall be applicable to any authenticating agent.

                  Section 15.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 15.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SunTrust Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                  AGCO CORPORATION, as Issuer

                  By: ______________________________
                      Name:
                      Title:

                  SUNTRUST BANK, as Trustee

                  By: ______________________________
                      Name:
                      Title:

                                                                       EXHIBIT A

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                AGCO CORPORATION

                                     FORM OF

                    6-7/8% SENIOR SUBORDINATED NOTE DUE 2014

                                                              CUSIP: 001084 AK 8

No. 1                                                          (euro)200,000,000

                  AGCO CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of TWO HUNDRED MILLION EUROS on April 15, 2014 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in Euros or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, commencing October 15, 2004, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6-7/8%, from the April 15 or October 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from April 23, 2004 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 1 or October 1, as the case may be, and before the following April 15 or October 15, this Note shall bear interest from such April 15 or October 15; provided that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from April 23, 2004. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any April 15 or October 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the April 1 or October 1 (whether or not a Business Day) next preceding such April 15 or October 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of (euro)2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

                  The Company promises to pay interest on overdue principal and premium, if any, (to the extent that payment of such interest is enforceable under applicable law) at the rate of 7-7/8%, per annum.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York without reference to its principles of conflict of laws.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                AGCO CORPORATION

                                By: __________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

SUNTRUST BANK, as Trustee

By: _____________________________
        Authorized Officer

Dated:

                             FORM OF REVERSE OF NOTE

                                AGCO CORPORATION

                    6-7/8% SENIOR SUBORDINATED NOTE DUE 2014

                  This Note is one of a duly authorized issue of Notes of the Company, designated as its 6-7/8% Senior Subordinated Notes Due 2014 (herein called the "NOTES"), limited in aggregate principal amount to (euro)200,000,000, issued and to be issued under and pursuant to an Indenture dated as of April 23, 2004 (herein called the "INDENTURE"), between the Company and SunTrust Bank, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

                  In case an Event of Default shall have occurred and be continuing, the principal of, and premium, if any, and accrued interest on, all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in the Indenture or the Notes, or change the obligation of the Company to redeem any Note on a redemption date in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note on a repurchase date in a manner adverse to the holders of Notes, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in
Section 4.01 thereof, in each case, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of each Notes affected thereby. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except a Default in the payment of interest, or any premium on or the principal of, any of the Notes, or a Default in the payment of the redemption price, or a

Default in the payment of the repurchase price on a repurchase date, or a Default in respect of a covenant or provisions of the Indenture which under
Article X of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The Notes are issuable in fully registered form, without coupons, in denominations of (euro)1,000 principal amount and any multiple of
(euro)1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

                  At any time on or after April 15, 2009, the Notes may be redeemed at the option of the Company, in whole or in part, in cash, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption; provided that if the redemption date is on a April 15 or October 15, then the interest payable on such date shall be paid to the holder of record on the preceding April 1 or October 1, respectively:

                  The Company may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

                  The Notes are not subject to redemption through the operation of any sinking fund.

                  Any Notes called for redemption may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

                  Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the

Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

                  The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

                  No recourse for the payment of the principal of, or any premium or interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common              UNIF GIFT MIN ACT -___ Custodian __
TEN ENT -  as tenant by the entireties       (Cust)                 (Minor)
JT TEN -   as joint tenants with right of    under Uniform Gifts to Minors Act
           survivorship and not as tenants   ____________________________
           in common                                   (State)

                  Additional abbreviations may also be used though not in the above list.